                                                                     Exhibit 4.4

      THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ENTERPRISE.

CUSIP 1703NAB6

No. E-001                                                       **$200,000,000**


                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS d/b/a

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE


                          9 1/4% Senior Notes due 2009

            The Mississippi Band of Choctaw Indians d/b/a Choctaw Resort Development Enterprise (the "ENTERPRISE" which term includes any successor under the Indenture hereinafter referred to), a business enterprise of the Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe and sovereign nation (the "TRIBE"), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on April 1, 2009.

Interest Payment Dates: April 1 and October 1, commencing October 1, 2001.

Record Dates: March 15 and September 15.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A1-1

            IN WITNESS WHEREOF, the Enterprise has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          THE MISSISSIPPI BAND OF CHOCTAW
                                          INDIANS D/B/A CHOCTAW RESORT
                                          DEVELOPMENT ENTERPRISE


                                          By:
                                             ---------------------------------
                                              Name:   Phillip Martin
                                              Title:  Chairman of the Board


                                          By:
                                             ---------------------------------
                                              Name:   Harrison Ben
                                              Title:  Secretary-Treasurer


This is one of the 9 1/4% Senior Notes due 2009 described in the within-mentioned Indenture.

Dated:  [       ], 2001


FIRSTAR BANK, N.A.,

as Trustee


By:
    ----------------------------------
          Authorized Signatory


                                      A1-2

                  THE MISSISSIPPI BAND OF CHOCTAW INDIANS d/b/a

                      CHOCTAW RESORT DEVELOPMENT ENTERPRISE

                          9 1/4% Senior Notes due 2009

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. The Enterprise promises to pay interest on the principal amount of this Note at 9 1/4% per annum from the Issue Date until maturity. The Enterprise shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED FURTHER that the first Interest Payment Date shall be October 1, 2001. The Enterprise shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Enterprise shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Enterprise maintained for such purpose in The City of New York maintained for such purposes, or, at the option of the Enterprise, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Enterprise or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, Firstar Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Enterprise may change any Paying Agent or Registrar without notice to any Holder. The Enterprise or any of its Restricted Subsidiaries may act in any such capacity.


                                      A1-3

            4. INDENTURE. The Enterprise issued the Notes under an Indenture dated as of March 30, 2001 ("INDENTURE") among the Enterprise, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Enterprise limited to $200,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that up to $50.0 million of Additional Notes may be issued thereunder.

            5. OPTIONAL REDEMPTION. Except as set forth in paragraphs 6, 7 and 8 below, the Enterprise shall not have the option to redeem the Notes prior to April 1, 2005. Thereafter, the Enterprise shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below (subject to the right of Holder on the relevant record date to receive interest due on the related Interest Payment Date):

      YEAR                                               PERCENTAGE
      ----                                               ----------
      2005............................................    104.6250%
      2006............................................    102.3125%
      2007 and thereafter.............................    100.0000%

            6. GAMING REDEMPTION. (a) If any Gaming Authority in any jurisdiction in which the Enterprise or any of its Subsidiaries conducts gaming requires that a Holder or Beneficial Owner of the Notes obtain a license, qualification or finding of suitability under any applicable Gaming Laws and the Holder or Beneficial Owner does not apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner shall not be licensed, qualified or found suitable, then the Enterprise, at its option, may (i) require such Holder or Beneficial Owner to dispose of such Holder or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner shall not be licensed, qualified or found suitable or
(ii) redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (A) 100% of the principal amount thereof or (B) the price at which such Holder or Beneficial Owner acquired the Notes, and (C) the fair market value of the Notes, together with, in either case, accrued and unpaid interest thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

            (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, the Holder or Beneficial Owner shall have no further right (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee,


                                      A1-4
nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Enterprise for services rendered or otherwise, except the redemption price of the Notes.

            (c) The Holder or Beneficial Owner of Notes applying for a license, qualification or a finding of suitability must pay all costs of the licenses or investigation for this qualification or finding of suitability. The Enterprise is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability. The Enterprise is not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

            7. MANDATORY REDEMPTION. Except as set forth in Paragraph 8 below, the Enterprise shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

            8. REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, the Enterprise shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 20 days following any Change of Control, the Enterprise shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

            (b) When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $10.0 million, the Enterprise shall commence an offer ("ASSET SALE OFFER") pursuant to Section 4.10 of the Indenture to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Enterprise or the Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            9. SELECTION AND NOTICE OF REDEMPTION. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by any method as the Trustee deems fair and appropriate. No Notes of $1,000 or less may be redeemed in part. Except as otherwise provided in the Indenture, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be


                                      A1-5
conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

            10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Enterprise may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Enterprise is not required to transfer or exchange any Note selected for redemption. Also, the Enterprise is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

            11. PERSONS DEEMED OWNERS. The registered Holder of a Note will be treated as its owner for all purposes.

            12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Enterprise's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Enterprise, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

            13. DEFAULTS AND REMEDIES. In the case of an Event of Default, as defined in the Indenture, arising from certain events of bankruptcy or insolvency with respect to the Enterprise or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately and automatically without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may


                                      A1-6
withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or the principal of, the Notes.

            In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Enterprise or on their behalf with the intention of avoiding payment of the premium that the Enterprise would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2005, by reason of any willful action (or inaction) taken (or not taken) by the Enterprise or on its behalf with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2005, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

            14. TRUSTEE DEALINGS WITH ENTERPRISE. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Enterprise or its Affiliates, and may otherwise deal with the Enterprise or its Affiliates, as if it were not the Trustee.

            15. NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Enterprise or the Tribe or Holder of an Ownership Interest of the Enterprise or any of its Subsidiaries will have any liability for any of the Enterprise's or any Subsidiary Guarantors' obligations under the Notes, the Indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

            16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Enterprise has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Enterprise shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:


                                      A1-7

            The Mississippi Band of Choctaw Indians d/b/a
            Choctaw Resort Development Enterprise
            P.O. Box 6090, Choctaw Branch
            Philadelphia, MS  39350
            Telecopier No.: (601) 656-9058
            Attention:  Jean Shepherd, Comptroller

            and

            Attorney General of the Mississippi Band of
            Choctaw Indians
            345 Industrial Drive
            Philadelphia, MS  39350
            Attention:  James Clancy


                                      A1-8

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
(Insert assignee's legal name)


--------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------

to transfer this Note on the books of the Enterprise. The agent may substitute another to act for him.


Date:
      ------------------

                                    Your Signature:
                                                    --------------------------
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                      ---------------------


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Enterprise pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                       |_| Section 4.10   |_| Section 4.15

            If you want to elect to have only part of the Note purchased by the Enterprise pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                      $
                                       --------------------


Date:
     ------------------

            Your Signature:
                           ---------------------------------------------------
                  (Sign exactly as your name appears on the face of this Note)

            Tax Identification No.:
                                    ------------------------------------------

Signature Guarantee*:
                      ----------


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                      A1-10

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                   Principal
                   Amount of       Amount of       Amount at
                  Decrease in     Increase in       Maturity     Signature of
                   Principal       Principal     of this Global   Authorized
                   Amount at       Amount at          Note          Officer
                   Maturity        Maturity      Following such  of Trustee or
   Date of      of this Global  of this Global   Decrease (or        Note
   Exchange          Note            Note          increase)       Custodian
   --------     --------------  --------------   ------------      ---------



                                     A1-11